Exhibit 21
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                      WINDSWEPT ENVIRONMENTAL GROUP, INC.

                              List of Subsidiaries


                                                  State of Other Jurisdiction of
Name                                               Incorporation or Organization
----                                               -----------------------------

New York Testing Laboratories Inc. .................................... Delaware
North Atlantic Laboratories Inc. ...................................... New York
Sound Coast Remediation Inc. .......................................... Delaware
Trade-Winds Environmantal Restoration, Inc. ........................... Delaware